Exhibit 10.19

SHARE EXCHANGE AGREEMENT

by and among

HIMS, INC.,

OAKTREE ACQUISITION CORP.,

ANDREW DUDUM

and

THE ANDREW DUDUM 2015 TRUST, DATED JULY 2, 2015

Dated as of [•], 2020

THIS SHARE EXCHANGE AGREEMENT (this “Agreement”), dated as of [•], 2020, is entered into by and among Hims, Inc., a Delaware corporation (“Hims”), Andrew Dudum (the “CEO”), The Andrew Dudum 2015 Trust, dated July 2, 2015 (the “CEO Trust”), and Oaktree Acquisition Corp., a Cayman Islands exempted company (which shall domesticate as a Delaware corporation in accordance with the terms of the Merger Agreement (as defined below)) (“Parent”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement.

RECITALS

WHEREAS, Hims, Parent, and Rx Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger, dated as of September 30, 2020 (the “Merger Agreement”), pursuant to which (i) Parent will change its jurisdiction of incorporation to Delaware by domesticating as a Delaware corporation in accordance with Section 388 of the Delaware General Corporation Law and Sections 206 to 209 of the Cayman Islands Companies Law (as amended) and change its name to “Hims & Hers Health, Inc.” (the “Domestication”) and (ii) following the Domestication, Merger Sub will merge with and into Hims (the “Merger”), with Hims surviving the Merger as a wholly-owned subsidiary of Parent.

WHEREAS, (i) the holders of Company Preferred Stock and holders of Company Class F Common Stock have elected to automatically convert as of immediately prior to the adoption of the A&R Company Dual Class Charter (as defined below) and immediately prior to the Effective Time all such shares of Company Preferred Stock and Company Class F Common Stock into shares of Company Class A Common Stock, (ii) immediately prior to the Effective Time, Hims will amend and restate the Company Certificate of Incorporation to implement the Dual Class Structure as set forth in Article IV of the A&R Company Dual Class Charter, and (iii) pursuant to the Share Exchange (as defined below), a portion of shares of Company Common Stock representing approximately 33% of the sum of (a) the number of shares of Company Capital Stock held by the CEO Group plus (b) underlying vested and unvested Equity Interests held by the CEO, shall be exchanged for shares of Company High Vote Stock, such that as of immediately following the completion of the transactions contemplated by the Merger Agreement, the shares of Parent Class A Common Stock and Parent Class V Common Stock held by the CEO Group shall represent approximately (but not in excess of) ninety percent (90%) of the aggregate voting power of all outstanding capital stock of Parent.

WHEREAS, in accordance with the Merger Agreement, immediately following the adoption of the A&R Company Dual Class Charter and immediately prior to the Effective Time, Hims shall issue to the CEO Trust, a member of the CEO Group, [•] shares of Company High Vote Stock (the “CEO High Vote Shares” or, the “Shares”), in exchange for [•] shares of Company Class A Common Stock held by the CEO Trust (the “Old Shares”), on the terms and subject to the conditions set forth herein (the “Share Exchange”).

WHEREAS, each of the parties intends that, for U.S. federal income tax purposes, the Share Exchange shall constitute a “reorganization” within the meaning of Section 368(a)(1)(E) of the Code.

WHEREAS, in accordance with the Merger Agreement, pursuant to the Merger, the CEO High Vote Shares will be converted into the right to receive shares of Parent Class V Common Stock (the “Merger Share Exchange”).

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

ARTICLE I

THE SHARE EXCHANGE

Section 1.1 Share Exchange. Upon the terms and subject to the conditions of this Agreement, at the Share Exchange Closing (as defined below), Hims agrees to issue the Shares to the CEO Trust, and in exchange therefor, the CEO or the CEO Trust shall deliver to Hims the certificates representing the Old Shares to the extent such Old Shares are certificated.

Section 1.2 Share Exchange Closing.

(a) Hims will deliver to the CEO evidence of the issuance of the Shares registered in the name of the CEO Trust, and the CEO or the CEO Trust will deliver to Hims the certificates representing the Old Shares to the extent such Old Shares are certificated. Subject to the satisfaction of the conditions set forth in Article V, such deliveries shall occur on the Closing Date (the “Share Exchange Closing”). For the avoidance of doubt, the Share Exchange Closing shall occur immediately following the adoption of the A&R Company Dual Class Charter and immediately prior to the Effective Time on the Closing Date.

(b) The documents to be delivered at the Share Exchange Closing by or on behalf of the parties hereto pursuant to this Article I shall be delivered by electronic transfer of documents (including any stock certificates to the extent such Old Shares are certificated) and signature pages to avoid the necessity of a physical Share Exchange Closing.

Section 1.3 Share Exchange Tax Reporting. Parent and Hims each agree to treat and report for applicable income tax purposes the Share Exchange with respect to the CEO High Vote Shares as a “reorganization” within the meaning of Section 368(a)(1)(E) of the Code (and corresponding provisions of applicable state and local Law). Neither Parent nor Hims shall report any income to or with respect to the CEO or the CEO Trust in respect of the Share Exchange or the issuance of the CEO High Vote Shares for tax purposes, and none of Parent, Hims, the CEO or the CEO Trust shall take any position inconsistent with the foregoing two sentences, including on any financial statement, tax return or in any administrative or judicial action or proceeding, in each case unless otherwise required pursuant to a determination as defined in Section 1313 of the Code. The parties hereto adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. Neither the CEO nor the CEO Trust shall make an election pursuant to Section 83(b) of the Code with respect to the CEO High Vote Shares.

Section 1.4 Indemnification for Taxes. Parent and Hims shall jointly and severally indemnify and hold harmless the CEO and the CEO Trust, on an after-tax basis and determined on a with or without basis, from and against any federal, state and local taxes resulting from the Share Exchange itself with respect to, or as a result of, the receipt of the CEO High Vote Shares or any income recognized by the CEO or the CEO Trust for tax purposes with respect to the CEO High Vote Shares received by the CEO Trust in connection with the Share Exchange (including interest and penalties, and costs and expenses incurred in connection with any audit, examination, inquiry or other action or proceeding with respect to the foregoing (including the documented reasonable fees and disbursements of the CEO’s and the CEO Trust’s counsel related thereto)). Without limiting the foregoing, such taxes shall include, without duplication, income, net investment, withholding, payroll, employment, social security, and unemployment taxes. Any indemnity payable by Parent and Hims pursuant to this Section 1.4 shall not take into account as a reduction of the indemnity payment any tax basis or other tax attribute created by the income that produced the tax, and shall be paid within five (5) days of the CEO’s written request, and such request may be made as the CEO or the CEO Trust incurs the indemnification costs and expenses or as the CEO or CEO Trust becomes liable for taxes (or interest and penalties) due and payable; provided that, if, as a result of recognizing income that produced the indemnifiable tax, the CEO becomes entitled to receive a refund of taxes paid in respect of gain recognized on the sale of Parent capital stock prior to such indemnifiable tax being assessed, the CEO shall use commercially reasonable efforts to recover such refund, and shall pay such refund to Parent as soon as reasonably practicable after the receipt thereof; provided, however, that the CEO’s obligation to recover such refund will only arise if the potential refund amount exceeds $250,000 and the payment amount of such refund to Parent shall be reduced by any cost, fees, or expenses incurred by CEO to recover such refund. This Section 1.4 will provide the exclusive remedy against Parent and Hims for any breach of any representation, warranty, covenant or other claims arising out of or relating to Section 1.3 and Section 1.4 of this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF HIMS

Hims represents and warrants to the CEO, the CEO Trust and Parent as of the date hereof that:

Section 2.1 Existence and Power. Hims is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. Hims has the requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary.

Section 2.2 Authorization. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of Hims, and this Agreement is a valid and binding obligation of Hims, enforceable against it in accordance with its terms.

Section 2.3 Approvals. The transactions contemplated by this Agreement, including without limitation the issuance of the Shares and the compliance with the terms of this Agreement, have been duly and validly authorized by all necessary corporate consent and authorizations on the part of Hims, and no other corporate actions on the part of Hims are necessary to authorize the execution and delivery by Hims of this Agreement.

Section 2.4 Valid Issuance. Upon their issuance, the Shares will have been duly authorized by all necessary corporate action and will be validly issued, fully paid and non-assessable, will not subject the holders thereof to personal liability and will not be subject to any preemptive or similar rights. The voting rights provided for in the terms of the Shares are validly authorized and shall not be subject to restriction or limitation in any respect.

Section 2.5 Non-Contravention. The execution, delivery and performance of this Agreement, and the consummation by Hims of the transactions contemplated hereby, will not (i) violate or result in a breach of any provision of Law to which Hims is subject; (ii) conflict with, violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under, any provision of the Company Certificate of Incorporation or the bylaws of Hims; or (iii) violate or result in a violation of, conflict with or constitute or result in a default (whether after the giving of notice, lapse of time or both) under, accelerate any obligation under, or give rise to a right of termination of, the Merger Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE CEO AND THE CEO TRUST

The CEO and the CEO Trust represent and warrant to Hims and Parent as of the date hereof that:

Section 3.1 Authorization. Each of the CEO and CEO Trust has all requisite power and authority to enter into, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of the CEO and the CEO Trust, and this Agreement is a valid and binding obligation of the CEO and the CEO Trust, enforceable against the CEO and the CEO Trust in accordance with its terms.

Section 3.2 Non-Contravention. The execution, delivery and performance of this Agreement, and the consummation by the CEO and the CEO Trust of the transactions contemplated hereby, will not (i) violate or result in a breach of any provision of Law to which the CEO or the CEO Trust is subject; (ii) violate or result in a violation of, conflict with or constitute or result in a default (whether after the giving of notice, lapse of time or both) under, accelerate any obligation under, or give rise to a right of termination of, any contract, permit, license, authorization, agreement or any other instrument to which the CEO or the CEO Trust is a party or by which the CEO or the CEO Trust is bound; or (iii) result in the creation or imposition of any Liens on any of the Old Shares.

Section 3.3 Title to Interests. The CEO Trust is the sole beneficial owner of the Old Shares and has good title to the Old Shares, free and clear of all Liens (other than transfer restrictions under applicable securities Laws and other than as set forth in the Company Certificate of Incorporation, the A&R Company Dual Class Charter or the bylaws of Hims). Neither the CEO nor the CEO Trust is a party to any option, warrant, purchase right or other contract or commitment that could require the CEO Trust to sell, transfer, or otherwise dispose of any Old Shares (other than this Agreement and the Merger Agreement).

Section 3.4 Acquisition for Own Account. The CEO Trust is acquiring the Shares for its own account and not with a view to the distribution thereof in violation of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder (the “Securities Act”).

Section 3.5 No Registration. (a) The CEO and the CEO Trust acknowledge that (i) the Shares have not been registered under the Securities Act or any state securities Laws, and are being issued in a transaction exempt from the registration requirements thereof and (ii) the Shares may not be sold unless such disposition is registered under the Securities Act and applicable state securities Laws or is exempt from registration thereunder.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT

Parent represents and warrants to Hims, the CEO and the CEO Trust as of the date hereof that:

Section 4.1 Existence and Power. Following the Domestication, Parent will be a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. Parent has the requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary.

Section 4.2 Authorization. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of Parent, and this Agreement is a valid and binding obligation of Parent, enforceable against it in accordance with its terms.

Section 4.3 Approvals. The transactions contemplated by this Agreement, and the compliance with the terms of this Agreement, have been duly and validly authorized by all necessary corporate consent and authorizations on the part of Parent, and no other corporate actions on the part of Parent are necessary to authorize the execution and delivery by Parent of this Agreement.

Section 4.4 Valid Issuance. Upon their issuance, the shares of Parent Class V Common Stock issued to the CEO Trust in respect of the Shares in the Merger Share Exchange will have been duly authorized by all necessary corporate action and will be validly issued, fully paid and non-assessable, and will not be subject to any preemptive or similar rights. The voting rights provided for in the terms of such shares of Parent Class V Common Stock shall be validly authorized and shall not be subject to restriction or limitation in any respect, except as set forth in the Parent Certificate of Incorporation.

Section 4.5 Non-Contravention. The execution, delivery and performance of this Agreement, and the consummation by Parent of the transactions contemplated hereby, will not (i) violate or result in a breach of any provision of Law to which Parent is subject; (ii) conflict with, violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under, any provision of the amended and restated memorandum and articles of association of Parent; or (iii) violate or result in a violation of, conflict with or constitute or result in a default (whether after the giving of notice, lapse of time or both) under, accelerate any obligation under, or give rise to a right of termination of, the Merger Agreement.

ARTICLE V

CONDITIONS TO SHARE EXCHANGE CLOSING

Section 5.1 Conditions to Each Party’s Obligation To Effect the Share Exchange. The respective obligations of the parties hereunder to effect the Share Exchange shall be subject to the following conditions:

(a) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other Law preventing or making illegal the consummation of the Share Exchange shall be in effect.

(b) Satisfaction of Merger Agreement Closing Conditions. The conditions set forth in Article VI of the Merger Agreement shall have been satisfied or irrevocably waived in accordance with the terms and conditions thereunder (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), and the parties to the Merger Agreement shall stand ready, willing and able to complete the transactions contemplated by the Merger Agreement.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered in person, or by e-mail, (b) on the next Business Day when sent by overnight courier, or (c) on the second succeeding Business Day when sent by registered or certified mail (postage prepaid, return address requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	if to Hims or, following the Closing of the Merger, to Parent, to:

Hims & Hers Health, Inc.

2269 Chestnut Street, #523

San Francisco, California 94123

Attention:         Chief Legal Officer

Email:               legal@forhims.com

with a copy (which shall not constitute a notice) to:

Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

550 Allerton Street

Redwood City, CA 94063

Attention:         Trevor S. Knapp

                           Jeff R. Vetter

                           John H. Olson

E-mail:              tknapp@gunder.com

                           jvetter@gunder.com

                           jolson@gunder.com

(b)	if to the CEO or the CEO Trust, to:

Andrew Dudum

c/o Hims & Hers Health, Inc.

2269 Chestnut Street, #523

San Francisco, California 94123

with a copy (which shall not constitute a notice) to:

[•]

(c)	if, prior to the Closing of the Merger, to Parent, to:

c/o Oaktree Acquisition Corp.

333 South Grand Avenue, 28th Floor

Los Angeles, California 90071

Attention:         Patrick McCaney

                          Alexander Taubman

                          Zaid Pardesi

E-mail:             pmccaney@oaktreecapital.com

                          ataubman@oaktreecapital.com

                          zpardesi@oaktreecapital.com

with a copy (which shall not constitute a notice) to:

Kirkland & Ellis LLP 300 North LaSalle Street Chicago, Illinois 60654

Attention:         Matthew S. Arenson, P.C.

                          Hamed Meshki, P.C.

                          Christian O. Nagler

                          Nathan J. Davis

E-mail:             matthew.arenson@kirkland.com

                          hamed.meshki@kirkland.com

                          christian.nagler@kirkland.com

                          nathan.davis@kirkland.com

Section 6.2 Further Assurances. Each party hereto shall do and perform or cause to be done and performed all further acts and shall execute and deliver all other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 6.3 Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is duly executed and delivered by Hims, Parent, the CEO and the CEO Trust. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

Section 6.4 Termination. This Agreement shall terminate upon the termination of the Merger Agreement prior to the consummation of the Merger.

Section 6.5 Fees and Expenses. Each party hereto shall pay all of its own fees and expenses (including attorneys’ fees) incurred in connection with this Agreement and the transactions contemplated hereby.

Section 6.6 Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, including by operation of law, by any party without prior written consent of the other parties.

Section 6.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof. The parties hereto agree that any suit, action or proceeding brought by either party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the courts of the State of Delaware or the federal courts located in the State of Delaware. Each of the parties hereto submits to the jurisdiction of any such court in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement or the transactions contemplated hereby and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such action or proceeding. Each party hereto irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 6.8 Waiver Of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED AND UNDERSTANDS THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.8.

Section 6.9 Entire Agreement. This Agreement and the Merger Agreement (including the schedules and exhibits attached thereto) constitute the entire agreement between the parties with respect to the subject matter of this Agreement (i.e., the Share Exchange), and this Agreement and the Merger Agreement supersede all prior agreements and understandings, both oral and written, between the parties and/or their affiliates with respect to the subject matter of this Agreement (i.e., the Share Exchange). Each party acknowledges and agrees that, in entering into this Agreement, such party has not relied on any promises or assurances, written or oral, that are not reflected in this Agreement or the Merger Agreement.

Section 6.10 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

Section 6.11 Counterparts; Third Party Beneficiaries. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or e-mail shall be effective as delivery of a manually executed counterpart of the Agreement. Minor variations in the form of the signature page, including footers from earlier versions of this Agreement or any such document, will be disregarded in determining a party’s intent or the effectiveness of such signature. No provision of this Agreement shall be deemed to confer upon or give to any other third party any remedy, claim, liability, reimbursement, cause of action or other right hereunder.

Section 6.12 Specific Performance. Each of the parties hereto agrees that irreparable damage may occur for which monetary damages, even if available, may not be an adequate remedy in the event that the parties do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. Each of the parties acknowledges and agrees that each other party shall therefore be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any action instituted in any court of the United States or in any state or province having jurisdiction over the parties and the matter in addition to any other remedy to which they may be entitled pursuant hereto, and that such explicit rights of specific enforcement are an integral part of the transactions contemplated by this Agreement and without such rights, none of Parent, Hims, the CEO nor the CEO Trust would have entered into this Agreement. Each of the parties agrees that it will not oppose the granting on an injunction, specific performance and other equitable relief on the basis that the other parties have an adequate monetary or other remedy at law. Each of the parties acknowledges and agrees that if Parent, Hims, the CEO or the CEO Trust seeks an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the terms and provisions of this Agreement, none of Parent, Hims, the CEO nor the CEO Trust shall be required to provide any bond or other security in connection with any such order or injunction.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

COMPANY

HIMS, INC.

By:
Name: Soleil Boughton
Title: Chief Legal Officer

CEO

ANDREW DUDUM

By:

CEO TRUST

THE ANDREW DUDUM 2015 TRUST, DATED JULY 2, 2015

By:
Name:
Trustee:

PARENT

OAKTREE ACQUISITION CORP.

By:
Name: Zaid Pardesi
Title: Chief Financial Officer

[Signature Page to Share Exchange Agreement]